Exhibit 4.2

                      National Vision Associates, Ltd.
                 $125,000,000 Aggregate Principal Amount of
                         12 % Senior Notes due 2005


                             __________________


                             PURCHASE AGREEMENT
                             ------------------

                                                          New York, New York
                                                             October 5, 1998


SCHRODER & CO. INC.
NATIONSBANC MONTGOMERY SECURITIES LLC
FIRST UNION CAPITAL MARKETS

c/o SCHRODER & CO. INC.
Equitable Center
787 Seventh Avenue
New York, New York  10019-6016

Ladies and Gentlemen:

          National Vision Associates, Ltd., a Georgia corporation (the "COMPANY"), proposes, subject to the terms and conditions stated herein, to issue and sell to you (the "INITIAL PURCHASERS") $125,000,000 aggregate principal amount of 12 % Senior Notes due 2005 (the "NOTES"), to be issued pursuant to the provisions of an Indenture (the "INDENTURE") to be entered into among the Company, the Guarantors (as defined below) and State Street Bank and Trust Company, as trustee (the "TRUSTEE"). The Notes will be guaranteed (the "GUARANTEES") by each of the Subsidiaries (as defined below) of the Company signatory hereto and each subsidiary that in the future executes a supplemental indenture pursuant to which such subsidiary agrees to guarantee the Notes (each, a "GUARANTOR" and collectively, the "GUARANTORS," and together with the Company, the "ISSUERS"). The Notes and the Guarantees are collectively referred to herein as the "SECURITIES."

          The Securities will be offered without being registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), in reliance on exemptions therefrom provided by Section 4(2) of the Securities Act and Rule 144A promulgated thereunder.
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                                    -2-



          In connection with the offering and sale of the Securities (the "OFFERING"), the Issuers have prepared a preliminary offering memorandum including the documents incorporated by reference therein, the "PRELIMINARY OFFERING MEMORANDUM") and will prepare a final offering memorandum (including the documents incorporated by reference therein, the "FINAL OFFERING MEMORANDUM" and, together with the Preliminary Offering Memorandum, each a "MEMORANDUM") setting forth or including a description of the terms of the Notes, the terms of the Offering, a description of the Company and its Subsidiaries and any material developments relating to the Company and its Subsidiaries occurring after the date of the most recent financial statements included therein.

          You and your direct and indirect transferees will be entitled to the benefits of a registration rights agreement to be entered into among the Company, the Guarantors and the Initial Purchasers substantially in the form attached hereto as EXHIBIT A (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Issuers will agree to use their best efforts to file and have declared effective a registration statement (an "EXCHANGE OFFER REGISTRATION STATEMENT") with the Securities and Exchange Commission (the "COMMISSION") registering the offer and sale of the Notes, the Private Exchange Notes or the Exchange Notes (each as defined in the Registration Rights Agreement) and related guarantees under the Securities Act. This Agreement, the Guarantees, the Notes, the Indenture and the Registration Rights Agreement are referred to herein as the "OFFERING DOCUMENTS."

          In connection with the Offering, the Company will acquire New West Eyeworks, Inc. ("NEW WEST") pursuant to an Agreement and Plan of Merger, dated July 13, 1998, by and among the Company, NW Acquisition Corp. and New West, as amended (the "MERGER AGREEMENT"). To effect the transaction, the Company commenced a cash tender offer pursuant to that certain Offer to Purchase dated July 20, 1998 (the "OFFER TO PURCHASE") for all of the shares of common stock of New West (as the same may be modified or amended, the "TENDER OFFER"). Subsequent to the consummation of the Tender Offer, pursuant to the Merger Agreement, NW Acquisition Corp., a wholly owned subsidiary of the Company, will be merged with and into New West (the "MERGER"). In addition, the Company and the Guarantors will enter into a credit agreement (such agreement, together with all documents executed in connection therewith, the "NEW CREDIT AGREEMENT") for a $25.0 million revolving credit facility (the "NEW CREDIT FACILITY").

          This is to confirm the agreement concerning the purchase by you of the Securities from the Issuers.

          1. The Company and the Guarantors, jointly and severally, represent and warrant to and agree with you that:

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                                    -3-



          (a) The Preliminary Offering Memorandum, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact (except for pricing terms and other financial terms intentionally left blank) necessary to make the statements therein, in the light of the circumstances under which they were made, not mislead-ing, and the Final Offering Memorandum, as of its date, did not, and as of the Delivery Date (as defined below) will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(a) do not apply to statements or omissions contained in any Memorandum made in reliance upon and in conformity with information relating to the Initial Purchasers furnished by the Initial Purchasers to the Company in writing expressly for use in either Memorandum or any amendment or supplement thereto.

          (b) Neither the Company nor any of the Subsidiaries has sustained, since the date of the most recent financial statements included in the Final Offering Memorandum, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which loss or interference is material to the Company and the Subsidiaries, taken as a whole. Since the respective dates as of which information is given in the Final Offering Memorandum there has not been any change in the capital stock or short-term debt (other than in the ordinary course of business) or long-term debt of the Company or any of the Subsidiaries, or any change or development which could reasonably be expected to have a material adverse effect upon the business, operations, assets, condition (financial or otherwise) or prospects of the Company and the Subsidiaries, taken as a whole, or an adverse effect on the ability of the Company to perform its obligations under the Offering Documents (a "MATERIAL ADVERSE EFFECT"), otherwise than as set forth or contemplated in the Final Offering Memorandum.

          (c) The Company, the Subsidiaries, New West and the New West Subsidiaries (as defined below) have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case, free and clear of all liens, adverse claims, encumbrances, security interests and defects except those that are described or contemplated by the Final Offering Memorandum or those that do not materially affect the value of such property and do not interfere with the use made or proposed to be made
     (as described in the Final Offering Memorandum) of such property by the Company, the Subsidiaries, New West and the New West Subsidiaries (collectively, "LIENS"). Except with respect to leases to which New West or any New West Subsidiary is a party for which consents must be obtained for the Merger and which consents have not yet been obtained, any real property and buildings held under lease by the Company, the Subsidiaries, New West and the New West Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made (as described in the Final Offering Memorandum) of such real property and buildings by the Company, the Subsidiaries, New West and the New West Subsidiaries. Except as stated in the previous sentence, all contracts and agreements to which the Company, any of the Subsidiaries, New West or any of the New West Subsidiaries is a party or by which any of them is bound are valid and enforceable against the Company, such Subsidiary, New West or such New West Subsidiary, as the case may be, and are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect.

          (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Georgia, with all necessary corporate power and authority to own its properties and to conduct its business as described in the Final Offering Memorandum. The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases property, or conducts any business, so as to require such qualification (except where the failure to so qualify, singly or in the aggregate with all other such failures, would not have a Material Adverse Effect). Each of the Company's subsidiaries is listed on SCHEDULE IA hereto. Each of New West's subsidiaries (the "NEW WEST SUBSIDIARIES") is listed on SCHEDULE IB hereto (collectively with New West and the Company's subsidiaries, the "SUBSIDIARIES"). Except as described in the Final Offering Memorandum, each of the Subsidiaries is wholly owned directly or indirectly by the Company and each of the New West Subsidiaries is wholly owned directly or indirectly by New West. Each of the Subsidiaries, New West and the New West Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with all necessary corporate power and authority to own its properties and conduct its business as described in the Final Offering Memorandum. None of the Company, the Subsidiaries, New West, or the New West Subsidiaries owns, directly or indirectly, any shares of capital stock or any other equity or long-term debt securities or has any equity interest in any firm, partnership, joint venture or other entity (except for the Subsidiaries and the New West Subsidiaries and except as disclosed on SCHEDULE IC hereto). Each of the Subsidiaries, New West and the New West Subsidiaries has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases property, or conducts any business, so as to require such qualification

     (except where the failure to so qualify, singly or in the aggregate with all other such failures, would not have a Material Adverse Effect).

          (e) All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights and the issuance of the Securities and the consummation of the transactions contemplated by the Offering Documents and the Final Offering Memorandum do not give any person the right to require registration of any securities of the Company, any Subsidiary, New West or any New West Subsidiary whether under any registration statement filed pursuant to the Registration Rights Agreement (other than as expressly permitted thereby) or otherwise.

          (f) The Company had at the date indicated in the Final Offering Memorandum the capitalization set forth in the column entitled "NVAL Actual" under the caption "Capitalization" as set forth in the Final Offering Memorandum and, based on the assumptions stated in the Final Offering Memorandum, the Company would have had on the date indicated the adjusted capitalization as set forth in the column entitled "Company Pro Forma" under the caption "Capitalization" as set forth in the Final Offering Memorandum. Except as described in the Final Offering Memorandum, all of the issued and outstanding shares of capital stock of each Subsidiary, New West and each New West Subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable, were not issued in violation of preemptive or similar rights, are owned, with respect to the Subsidiaries (other than New West and the New West Subsidiaries), by the Company and, with respect to the New West Subsidiaries, by New West free and clear of all Liens, and, with respect to the Subsidiaries, New West and the New West Subsidiaries, will be owned upon consummation of the Merger free and clear of all Liens. Except as described in the Final Offering Memorandum, (i) there are no outstanding options, warrants or other rights to acquire, or instruments convertible into or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock of the Company, any Subsidiary, New West or any New West Subsidiary and (ii) there are no agreements, understandings or arrangements relating to the ownership or disposition of any capital stock in the Company, any Subsidiary, New West or any New West Subsidiary, the election of directors of the Company, any Subsidiary, New West or any New West Subsidiary or the governance of the Company's, any Subsidiary's, New West's or any New West Subsidiary's affairs other than the Merger Agreement and documents executed pursuant thereto.

          (g) The Company, the Guarantors, New West and the New West Subsidiaries have all requisite corporate power and authority (to the extent a party thereto) to execute, deliver and perform their obligations under the Offering Documents, the Merger Agreement and the

     New Credit Agreement and to consummate the transactions contemplated thereby, including the Tender Offer and the Merger.

          (h) This Agreement has been duly and validly authorized, executed and delivered by the Company and each Guarantor (other than the delivery by New West and the New West Subsidiaries) and (assuming due authorization, execution and delivery by the Initial Purchasers) is a legally valid and binding agreement of the Company and each Guarantor (or, in the case of New West and the New West Subsidiaries, will be, when delivered thereby).

          (i) The Indenture has been duly and validly authorized by the Company and each Guarantor and, when executed and delivered by the Company and each Guarantor on the Delivery Date (or, in the case of New West and the New West Subsidiaries, upon the consummation of the Merger) assuming due authorization, execution and delivery by the Trustee, will be a legally valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except that (i) the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorgani-zation, moratorium, fraudulent transfer or other similar laws relating to or affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether in a proceeding in equity or at law). The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "TIA"). The Indenture will conform in all material respects to the description thereof in the Final Offering Memorandum.

          (j) The Notes have been duly and validly authorized by the Company and, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be legally valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except that (i) the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding in equity or at law). The Notes will conform in all material respects to the description thereof contained in the Final Offering Memorandum, and, when issued, will be in the form contemplated by the Indenture.

          (k) The Guarantees to be endorsed on the Notes by each Guarantor have been duly and validly authorized by each Guarantor and, when executed and delivered in accordance with the terms of the Indenture, will be legally valid and binding obligations of such Guarantor, entitled to the benefits of the Indenture and enforceable against such Guarantor in accordance with their terms, except that (i) the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting creditors' rights generally and
     (ii) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding in equity or at law). The Guarantees will conform in all material respects to the description thereof contained in the Final Offering Memorandum.

          (l) The Exchange Notes and the Private Exchange Notes and their respective guarantees have been duly and validly authorized by the Company and each Guarantor and, when executed, authenticated and delivered in accordance with the terms of the Indenture and the Regis-tration Rights Agreement, will be legally valid and binding obligations of the Company and each Guarantor, entitled to the benefits of the Indenture and enforceable against the Company and each Guarantor in accordance with their terms, except that (i) the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding in equity or at law).

          (m) The Registration Rights Agreement has been duly and validly authorized by the Company and each Guarantor and, when executed and delivered by the Company and each Guarantor on the Delivery Date (or, in the case of New West and the New West Subsidiaries, upon the consummation of the Tender Offer and the Merger) assuming due authorization, execution and delivery by, and enforceability against, the Initial Purchasers, will be a legally valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except that (i) the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting creditors' rights generally,
     (ii) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding in equity or at law) and (iii) rights to indemnity may be limited by state or federal laws relating to securities or by policies underlying such laws. The Registration Rights Agreement will conform in all material respects to the description thereof contained in the Final Offering Memorandum.

          (n) The New Credit Agreement has been duly and validly authorized by the Company and each of the Guarantors and, when executed and delivered by the Company and each of the Guarantors on the Delivery

     Date (or, in the case of New West and the New West Subsidiaries, upon the consummation of the Tender Offer and the Merger), will constitute a valid and legally binding agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought. The New Credit Facility will conform in all material respects to the description thereof contained in the Final Offering Memorandum.

          (o) The Merger Agreement has been duly and validly authorized by the Company, NW Acquisition Corp. and New West and constitutes a valid and legally binding agreement of the Company, NW Acquisition Corp. and New West, enforceable against the Company, NW Acquisition Corp. and New West in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought. The Merger Agreement conforms in all material respects to the description thereof contained in the Final Offering Memorandum.

          (p) None of the Company, the Subsidiaries, New West or the New West Subsidiaries is (i) in violation of its certificate of incorporation or bylaws (or similar organizational document), (ii) in breach or violation of any statute, law, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) in breach of or default under (nor has any event occurred which, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject, except for any such breach, default, violation or event which would not, individually or in the aggregate, have a Material Adverse Effect.

          (q) The execution, delivery and performance by the Company and the Guarantors (including New West and the New West Subsidiaries upon the consummation of the Tender Offer and the Merger) of the Offering Documents, the Merger Agreement and the New Credit Agreement and the consummation of the transactions contemplated thereby and by the Final Offering Memorandum will not (i) conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (or, with notice or passage of time or both, constitute a default under), any indenture, mortgage, deed of trust, license, permit, loan agreement, lease or other material agreement or instrument to which the Company, any of the Subsidiaries, New West or any of the New West Subsidiaries is a party or by which any of them or any of their respective properties or assets is bound or is subject, (ii) violate any provision of the certificate of incorporation or the by-laws or similar organizational documents of the Company, any of the Subsidiaries, New West or any of the New West Subsidiaries or any material statute or any material order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, any of the Subsidiaries, New West or any of the New West Subsidiaries or any of their properties or assets, or (iii) result in or require the creation or imposition of any Lien, upon or with respect to any of the properties of the Company, any of the Subsidiaries, New West or any of the New West Subsidiaries, except as permitted by the terms of the Indenture. No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Notes or the Guarantees and the consummation by the Issuers of the other transactions contemplated hereby, except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the offer and sale of the Securities and except as have been or, by the Delivery Date, shall have been obtained.

          (r) No event with respect to the Company or the Guarantors has occurred and is continuing that, upon issuance of the Notes and the Guarantees, would (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement) constitute a default or an event of default as described in the Indenture.

          (s) There are no legal or governmental proceedings pending to which the Company, any of the Subsidiaries, New West or any of the New West Subsidiaries is a party or of which any of their respective properties or assets is the subject which, if determined adversely, would singly or in the aggregate have a Material Adverse Effect or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Notes or the Guarantees to be sold hereunder or the consummation of the transactions described in or contemplated by the Offering Documents or the Final Offering Memorandum. To the Issuers' best knowledge, no such proceed-ings are threatened or contemplated by any governmental agency or body or any other person. There are no legal or governmental proceedings involving or affecting the Company, the Subsidiaries, New West or any of the New West Subsidiaries or any of their properties or assets that would be required to be described in a prospectus on Form S-1 pursuant to the Securities Act that are not described in the Final Offering Memorandum, nor are there any material contracts or other documents that would be required to be described in a prospectus on Form S-1 pursuant to the Securities Act that are not described in the Final Offering Memorandum.

          (t) Each of the Company, the Subsidiaries, New West and the New West Subsidiaries has such permits, licenses, franchises, authorizations, consents, certificates, orders and clearances ("PERMITS") of governmental or regulatory authorities as are necessary to own, lease and operate its properties and to conduct its business in the manner described in the Final Offering Memorandum, subject to such qualifications as may be set forth in the Final Offering Memorandum; subject to such qualifications as may be set forth in the Final Offering Memorandum, each of the Company, the Subsidiaries, New West and the New West Subsidiaries has fulfilled and performed all its material obligations with respect to the Permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any Permit. Except as described in the Final Offering Memorandum, none of the Permits contains any restrictions that materially affect the ability of the Company, any Subsidiary, New West or any New West Subsidiary to satisfy its obligations under the Offering Documents or to consummate any of the transactions described in or contemplated by the Offering Documents or the Final Offering Memorandum.

          (u) Each of Arthur Andersen LLP, Ernst & Young LLP and PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company, the Subsidiaries, New West, the New West Subsidiaries, Frame-N-Lens, Inc. ("FNL"), and the FNL subsidiaries before the acquisition by the Company of FNL (the "FNL SUBSIDIARIES"), are independent public accountants under rule 101 of AICPA's Code of Professional Conduct and its interpretation and rulings.

          (v) The consolidated financial statements of the Company included or incorporated by reference in the Final Offering Memorandum present fairly the financial condition, the results of operations and the cash flows of the Company and the Subsidiaries as of the dates and for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved, except as otherwise stated therein. The consolidated financial statements of New West and the related notes thereto included in the Final Offering Memorandum present fairly in all material respects the consolidated financial position of New West and its consolidated subsidiaries, the results of their operations and the changes in their consolidated cash flow at the dates and for the periods specified and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis, except as otherwise stated therein. The consolidated financial statements of FNL and the related notes thereto included in the Final Offering Memorandum present fairly in all material respects the consolidated financial position of FNL and its consolidated subsidiaries, the results of their operations and the changes in their consolidated cash flow at the dates and for the periods specified and have been prepared in accordance with GAAP applied on a consistent basis, except as otherwise stated therein. The summary and selected financial and statistical data in the Final Offering Memorandum present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included in the Final Offering Memorandum. The unaudited PRO FORMA financial statements included in the Final Offering Memorandum (i) comply as to form in all material respects with the applicable requirements of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the "EXCHANGE ACT"), (ii) have been prepared in accordance with the Commission's rules and guidelines with respect to PRO FORMA financial statements and (iii) have been properly computed on the bases described therein; the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

          (w) There is no presently existing dispute or controversy between the Company, any of the Subsidiaries, New West or any of the New West Subsidiaries on the one hand and any of their respective employees on the other hand which has had or is likely to have, and the Issuers have no reason to believe that the relationship of the Company, the Subsidiaries, New West and the New West Subsidiaries with their unions or employees is likely to have, a Material Adverse Effect.

          (x) The Company, the Subsidiaries, New West and the New West Subsidiaries own or possess adequate patents, patent rights, inventions, trademarks, service marks, trade names, copyrights and know-how necessary to conduct their business as presently conducted as described in the Final Offering Memorandum. Neither the Company, any of the Subsidiaries, New West or any of the New West Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any material patent, patent rights, inventions, trademarks, service marks, trade names, copyrights or know-how which could reasonably be expected to have a Material Adverse Effect.

          (y) The Company, the Subsidiaries, New West and the New West Subsidiaries have timely filed all federal income and other material tax returns and notices. The Issuers have no knowledge of any tax deficiencies which would have a Material Adverse Effect. The Company, the Subsidiaries, New West and the New West Subsidiaries have paid all federal, state, local and foreign taxes of any nature which are shown on its returns to be due, in each case except as may be set forth or adequately reserved for in accordance with GAAP in the financial statements included in the Final Offering Memorandum. The amounts currently set up as provisions for taxes or otherwise by the Company, the Subsidiaries, New West and the New West Subsidiaries on their books and records are materially sufficient for the payment of all their unpaid federal, foreign, state, county and local taxes accrued through the dates as of which they relate, and for which the Company, the Subsidiaries, New West and the New West Subsidiaries may be liable in their own right, or as a transferee of the assets of, or as successor to any other corporation, association, partnership, joint venture or other entity.

          (z) Since the date of the most recent financial statements appearing in the Final Offering Memorandum, except as described therein, (i) none of the Company, the Subsidiaries, New West or the New West Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business, which liabilities, obligations, transactions or contracts would, individually or in the aggregate, be material to the general affairs, management, business, condition (financial or otherwise), prospects or results of operations of the Company, the Subsidiaries, New West and the New West Subsidiaries, taken as a whole, (ii) none of the Company, any of the Subsidiaries, New West or the New West Subsidiaries has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock (other than, with respect to any of such Subsidiaries, the purchase of, or dividend or distribution on, capital stock owned by the Company or a Subsidiary and other than, with respect to any of such New West Subsidiaries, the purchase of, or dividend or distribution on, capital stock owned by New West or a New West Subsidiary) and (iii) there shall not have been any change in the capital stock or long-term indebtedness of the Company, the Subsidiaries, New West or the New West Subsidiaries. Since the date as of which information is given in the Preliminary Offering Memorandum through the date hereof, and except as may otherwise be disclosed in the Final Offering Memorandum, neither the Company, any of the Subsidiaries, New West nor any of the New West Subsidiaries has sold or otherwise disposed of any capital stock of the Company or the Subsidiaries, directly or indirectly.

         (aa) The Company, each Subsidiary, New West and each New West Subsidiary maintain systems of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization;
     (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (bb) The Issuers, taken as a whole, immediately before and after the consummation of the transactions contemplated by each of the Merger Agreement, the New Credit Agreement, this Agreement and the Indenture and the other transactions contemplated in the Final Offering Memorandum, will be Solvent. As used herein, the term "SOLVENT" means, with respect to any such entity on a particular date, (i) the fair market value of the assets of such entity is greater than the total amount of liabilities (including contingent liabilities) of such entity, (ii) the present fair salable value of the assets of such entity is greater than the amount that will be required to pay the probable liabilities of such entity on its debts as they become abso-lute and matured, (iii) such entity is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such entity does not have an unreasonably small capital in relation to its operations.

         (cc) None of the Issuers or any of their respective affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act, an "AFFILIATE") has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the Notes or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Notes (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

         (dd) Neither the Company, any of the Subsidiaries, New West nor any of the New West Subsidiaries has taken or will take any action that might cause this Agreement or the sale of the Securities to or by the Initial Purchasers to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Delivery Date.

         (ee) Neither the Company nor any of the Subsidiaries is, or will be after giving effect to the Offering and the application of the proceeds therefrom and the other transactions contemplated by the Offering Documents, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT").

         (ff) Assuming the representations and warranties of the Initial Purchasers are true and correct, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers in the manner contemplated by this Agreement to register the Notes under the Securities Act or to qualify the Indenture under the TIA.

         (gg) The Company has been advised by the National Association of Securities Dealers, Inc. Private Offerings, Resales and Trading through Automated Linkages market ("PORTAL") that the Notes have been designated PORTAL eligible securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc.

         (hh) None of the Issuers has taken, nor will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

         (ii) The statistical and market-related data included in the Final Offering Memorandum are based on or derived from sources that the Issuers believe to be reliable and accurate or represent the Issuers' good faith estimates that are made on the basis of data derived from such sources.

         (jj) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (A) each of the Company, the Subsidiaries, New West and the New West Subsidiaries is in compliance with and not subject to liability under applicable Environmental Laws (as defined below), (B) each of the Company, the Subsidiaries, New West and the New West Subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, and has, and is in compliance with, all Permits required under any applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Company or any of the Subsidiaries, threatened against the Company, any of the Subsidiaries, New West or any of the New West Subsidiaries under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company, the Subsidiaries, New West or any of the New West Subsidiaries, (E) none of the Company, any of the Subsidiaries, New West or any of the New West Subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any comparable state law, (F) no property or facility of the Company, any of the Subsidiaries, New West or any of the New West Subsidiaries is (i) listed or proposed for listing on the National Priorities List under CERCLA or is (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

          For purposes of this Agreement, "ENVIRONMENTAL LAWS" means the common law and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and
     (iii) underground and aboveground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom.

         (kk) When the Notes are issued and delivered pursuant to this Agreement, the Notes will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company which are listed on a national securities exchange registered under
     Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

         (ll) The Company, each of the Subsidiaries, New West and each of the New West Subsidiaries maintain insurance covering their properties, operations, personnel and businesses. Such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company, the Subsidiaries, New West and each of the New West Subsidiaries and their businesses. All such insurance is outstanding and in force on the date hereof and will be outstanding and in force on the Delivery Date and immediately after consummation of the Merger.

         (mm) None of the Company, any Subsidiary, New West, any New West Subsidiary or any of their officers, employees, agents or any other person acting on behalf of the Company, any Subsidiary, New West or any New West Subsidiary has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency (domestic or foreign) or instrumentality of any government (domestic of foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company, any Subsidiary, New West or any New West Subsidiary (or assist the Company, any Subsidiary, New West or any New West Subsidiary in connection with any actual or proposed transaction) which (a) might subject the Company, any Subsidiary, New West or any New West Subsidiary or any other such person to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign), (b) if not given in the past, might have had a Material Adverse Effect, or (c) if not continued in the future, might have a Material Adverse Effect. None of the Company, any Subsidiary, New West, any New West Subsidiary or any of their officers, employees, agents or any other person acting on behalf of the Company, any Subsidiary, New West or any New West Subsidiary has made any payment of funds prohibited by law, and no funds of the Company, any Subsidiary, New West or any New West Subsidiary have been set aside to be used for any payment prohibited by law. The Company's, each Subsidiary's, New West's and each New West Subsidiary's internal accounting controls are sufficient to cause the Company, each Subsidiary, New West and each New West Subsidiary to comply with the Foreign Corrupt Practices Act of 1977, as amended.

         (nn) The Company, the Subsidiaries, New West and the New West Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company, any of the Subsidiaries, New West or any of the New West Subsidiaries would have any liability; none of the Company, any of the Subsidiaries, New West or any of the New West Subsidiaries has incurred or expects to incur liability under
     (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company, any of the Subsidiaries, New West or any of the New West Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would be expected to cause the loss of such qualification.

         (oo) Except as set forth in the Final Offering Memorandum, there is no strike, labor dispute, slowdown or work stoppage with the employees of the Company, any of the Subsidiaries, New West or any of the New West Subsidiaries which is pending or, to the best knowledge of the Issuers, threatened.

         (pp) None of the Issuers, any of their respective Affiliates or any person acting on any of their behalf (other than the Initial Purchasers) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act ("Regulation S")) with respect to the Securities; the Issuers and their respective Affiliates and any person acting on any of their behalf (other than the Initial Purchasers) have complied with the offering restrictions requirement of Regulation S.

         (qq) Each representation and warranty contained in this Agreement will be true and correct immediately after consummation of each of the Tender Offer and the Merger.

         (rr) All Information Systems and Equipment (as defined below) are either Year 2000 Compliant (as defined below), or any reprogramming, remediation, or any other corrective action, including the internal testing of all such Information Systems and Equipment, will be completed by June 1, 1999, except insofar as a failure to do so will not result in a Material Adverse Effect. Further, to the extent that such reprogramming, remediation and testing is required, the cost thereof, as well as the cost of the reasonably foreseeable consequences of failure to become Year 2000 Compliant, to the Company, its Subsidiaries, New West and the New West Subsidiaries (including, without limitation, reprogramming errors and the failure of other systems or equipment) will not result in a Material Adverse Effect.

          "YEAR 2000 COMPLIANT" means that all Information Systems and Equipment accurately process date data (including, but not limited to, calculating, comparing and sequencing), before, during and after the year 2000, as well as same and multi-century dates, or between the years 1999 and 2000, taking into account all leap years, including the fact that the year 2000 is a leap year, and further, that when used in combination with, or interfacing with, other Information Systems and Equipment, shall accurately accept, release and exchange date data, and shall in all material respects continue to function in the same manner as it performs today and shall not otherwise impair the accuracy or functionality of Information Systems and Equipment.

          "INFORMATION SYSTEMS AND EQUIPMENT" means all computer hardware, firmware and software, as well as other information processing systems, and any equipment containing embedded microchips, whether directly owned, licensed, leased, operated or otherwise controlled by the Company, any of its Subsidiaries, New West or any of the New West Subsidiaries, including through third-party service providers, and which, in whole or in part, are used, operated, relied upon, or integral to, in the conduct of its business, any of the Company, any Subsidiaries, New West or any New West Subsidiaries.

          Each of the foregoing representations and warranties, as far as each relates to information concerning New West or the New West
Subsidiaries, is made by the Issuers to the best of their knowledge.

          Any certificate signed by any officer of the Company or any Subsidiary and delivered to any Initial Purchaser or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company or such Subsidiary, as the case may be, to each Initial Purchaser as to the matters covered thereby.

          2. On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions herein set forth, the Issuers agree to issue and sell to the Initial Purchasers, and the Initial Purchasers agree, severally, to purchase from the Issuers, the aggregate principal amount of Securities set forth opposite such Initial Purchaser's name on SCHEDULE II attached hereto, at a purchase price of 95.864% of the principal amount thereof.

          3. Certificates in definitive form for the Notes and the Guarantees to be purchased by you hereunder shall be delivered by or on behalf of the Issuers to you for your account against payment by you of the purchase price therefor by wire transfer of immediately available funds to an account specified by the Company by written notice to the Initial Purchasers (given at least two business days prior to the Delivery Date), for the purchase price of the Securities being sold by the Issuers in New York, New York, at 9:30 A.M., New York City time, on October 8, 1998, or at such other time, date and place as you and the Company may agree upon in writing, such time and date being herein called the "DELIVERY DATE."

          Certificates for the Notes so to be delivered will be in good delivery form, and in such denominations and registered in such names as you may request not less than 48 hours prior to the Delivery Date. Such certificates will be made available for checking and packaging in New York, New York, at least 24 hours prior to the Delivery Date.

          4. The Initial Purchasers propose to offer the Securities for resale, as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable, only to certain investors (as further described in subparagraph (a) of this Section 4) upon the terms and conditions set forth in this Agreement and the Final Offering Memorandum initially at the purchase price set forth on the cover page of the Final Offering Memorandum. Each of the Initial Purchasers hereby represents and warrants to, severally, and agrees with, the Issuers that:

          (a) It is an institutional "accredited investor" (as defined in 501(a)(1), (2), (3) or (7) under the Securities Act) and will offer or sell the Notes only (i) inside the United States, to persons who it reasonably believes are "qualified institutional buyers" within the meaning of Rule 144A in transactions meeting the requirements of Rule 144A and (ii) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act; and

          (b) It has not and will not offer or sell the Notes by any form of general solicitation or general advertising, including but not limited to, the methods described in Rule 502(c) under the Securities Act.

          5. In consideration of the agreements of the Initial Purchasers contained in this Agreement, the Issuers, jointly and severally, covenant and agree as follows:

          (a) The Issuers will furnish to you, without charge, as many copies of the Final Offering Memorandum and any supplements and amendments thereto as you may reasonably request.

          (b) Before amending or supplementing the Final Offering Memorandum subsequent to the execution of this Agreement, the Issuers will furnish to you a copy of each such proposed amendment or supplement and will not use any such proposed amendment or supplement to which you reasonably object.

          (c) If, at any time prior to the completion of the distribution of the Securities to persons that are not your affiliates (as determined by you), any event occurs as a result of which the Final Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Final Offering Memorandum to comply with applicable law, the Issuers will notify you thereof and will prepare, at the expense of the Issuers, an amendment or supplement to the Final Offering Memorandum that corrects such statement or omission or effects such compliance.

          (d) The Issuers will endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions in the United States as you shall reasonably request; PROVIDED, HOWEVER, that the Issuers shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Issuers will file such statements and reports as may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided. The Issuers will also supply you with such information as is necessary for the determination of the legality of the Securities in such jurisdictions as you may request.

          (e) The Issuers will not, and will not permit any of their Affiliates to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the

     Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

          (f) Except following the effectiveness of the Exchange Offer Registration Statement, the Issuers will not solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

          (g) While any of the Securities remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Issuers will make available at their expense, upon request, to any holder, beneficial owner or prospective purchaser of outstanding Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to
     Section 13 or 15(d) of the Exchange Act.

          (h) The Issuers will use their best efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market and to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

          (i) For so long as the Securities remain outstanding, the Issuers will furnish to the Initial Purchasers copies of any annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Issuers to the Trustee or to the holders of the Notes pursuant to the Indenture.

          (j) The Issuers will not, and will not permit any of their Affiliates to, resell any Securities that have been acquired by any of them.

          (k) The Issuers will use the proceeds from the sale of the Securities in the manner set forth in the Final Offering Memorandum and in a manner that will not result in the Issuers becoming an investment company within the meaning of the Investment Company Act, and the rules and regulations of the Commission thereunder.

          (l) The Company will not, and will cause each of the Subsidiaries not to, offer, sell, contract to sell or grant any option to purchase or otherwise transfer or dispose of any debt security, or any security convertible into or in exchange for, any such debt security of the

     Company or any such Subsidiary (other than (x) any private loan, credit or financing agreement with a bank or similar institution and (y) the Notes, the Exchange Notes and the Private Exchange Notes), for a period of 180 days after the date of this Agreement, without the prior written consent of Schroder & Co. Inc.

          (m) Prior to the Delivery Date, the Company will furnish to the Initial Purchasers, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim consolidated financial statements of the Company for any period subsequent to the period covered by its most recent financial statements appearing in the Final Offering Memorandum.

          (n) The Company will use reasonable efforts to consummate the Merger as soon as practicable after the Delivery Date, taking into account all relevant factors, including successful operation of the Company's business.

          (o) Upon the consummation of the Tender Offer and the Merger, the Issuers shall cause New West and the New West Subsidiaries to become Guarantors pursuant to the Indenture and they shall each execute and deliver the Guarantee, the Indenture, the New Credit Agreement, this Agreement and the Registration Rights Agreement as of the respective dates of such documents.

          (p) On or prior to November 30, 1998, (i) the Tender Offer shall have been consummated in accordance with the Offer to Purchase and all applicable laws, (ii) the Company shall have purchased that number of shares sufficient to satisfy the minimum tender conditions in the Offer to Purchase in accordance with the terms and conditions set forth in the Offer to Purchase and (iii) such tendered shares shall be transferable to the purchaser with good title and shall be free and clear of Liens and encumbrances created by the Company or its affiliates. After giving effect to the consummation of the purchase of the shares pursuant to the Tender Offer, the Company shall own and control that number of shares as shall be necessary to permit the Company to approve the Merger either with or without the affirmative vote or approval of the shareholders of New West, and there shall be no applicable statute or other restriction (other than provisions of the Delaware General Corporation Law and proxy rules under Section 14 of the Exchange Act) which would prohibit, materially restrict or materially delay the consummation of the Merger or would be reasonably likely to make the consummation of the Merger economically unfeasible. In addition, any state anti-takeover law regulating the Merger shall have been complied with or shall have been determined by the Initial Purchasers to be invalid or inapplicable to the Tender Offer and the Merger. At the time of the consummation of the Tender Offer, no fair price provisions under applicable law shall require a higher price be paid for shares in the Tender Offer, which price, in any event, shall not exceed that amount set forth in the Offer to Purchase and the

     Merger Agreement as in effect at the time of the consummation of the Merger.

          (q) The Issuers will ensure that their Information Systems and Equipment are at all times after June 1, 1999 Year 2000 Compliant, except insofar as a failure to do so will not result in a Material Adverse Effect.

          6. The Issuers, jointly and severally, covenant and agree that the Issuers will pay or cause to be paid: (i) the fees, disbursements and expenses of counsel and accountants for the Issuers and the Trustee and its counsel, and all other expenses, in connection with the preparation and printing of each Memorandum and amendments and supplements thereto and the furnishing of copies thereof, including charges for mailing, air freight and delivery and counting and packaging thereof to the Initial Purchasers and dealers; (ii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in
Section 5(d) hereof, including disbursements and expenses for counsel for the Initial Purchasers in connection with such qualification and in connection with Blue Sky surveys; (iii) any fees charged by rating agencies for the rating of the Securities; (iv) the costs and expenses in connection with the preparation and delivery of the Securities; and (v) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 6, including the fees, if any, incurred in connection with the admission of the Securities for trading in any appropriate market systems, the cost of the Issuers' personnel and other internal costs, the cost of printing and engraving the certificates representing the Securities and all expenses and property, excise and similar taxes incident to the sale and delivery of the Securities to be sold by the Issuers to the Initial Purchasers hereunder.

          7. Your obligations hereunder shall be subject, in your discretion, to the following additional conditions:

          (a) The representations and warranties of the Issuers contained in this Agreement shall be true and correct as of the date hereof and as of the Delivery Date. The Issuers shall have performed in all material respects all covenants and agreements and satisfied in all material respects all conditions on their part to be performed or satisfied hereunder at or prior to the Delivery Date.

          (b) The sale of the Securities by the Issuers hereunder shall not be enjoined (temporarily or permanently) on the Delivery Date.

          (c) Subsequent to the date as of which information is given in the Final Offering Memorandum, except in each case as described in or as contemplated by the Final Offering Memorandum, the Company, the Subsidiaries, New West and the New West Subsidiaries shall not have incurred any liabilities or obligations, direct or contingent that are material to the Company, the Subsidiaries, New West and the New West Subsidiaries taken as a whole or entered into any transactions that are material to the business, condition (financial or other), results of operations or prospects of the Company, the Subsidiaries, New West and the New West Subsidiaries taken as a whole.

          (d) Subsequent to the date of this Agreement and prior to the Delivery Date, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Issuers' securities, including the Securities, by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

          (e) You shall have received on the Delivery Date a certificate of each of the Issuers dated the Delivery Date and signed by its Chief Executive Officer, President or any Vice President and by the Chief Financial Officer, to the effect set forth in clauses (a), (b), (c) and
     (d) above.

          (f) Kilpatrick Stockton LLP, counsel to the Issuers, shall have furnished to you their written opinion, dated the Delivery Date, in substantially the form attached hereto as EXHIBIT B, portions of which opinion reasonably satisfactory to you may be rendered by Kohrman Jackson & Krantz, P.L.L. counsel to New West, Gray Cary Ware Freidenrich LLP, counsel to Frame-n-Lens, Inc., or Mitchell Goodman, General Counsel to the Company.

          (g) Cahill Gordon & Reindel, counsel to the Initial Purchasers, shall have furnished to the Initial Purchasers a written opinion, dated the Delivery Date, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon the matters covered by such opinion.

          (h) You shall have received on each of the date hereof and the Delivery Date letters, dated the date hereof or the Delivery Date, as the case may be, in form and substance reasonably satisfactory to you, from Arthur Andersen LLP, Ernst & Young LLP and PricewaterhouseCoopers LLP, the Company's and the Subsidiaries' independent public accountants.

          (i) (i) Since the date of this Agreement, neither the Company, any of the Subsidiaries, New West nor any of the New West Subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree which could reasonably be expected to have a Material Adverse Effect; and (ii) since the respective dates as of which information is given in the Final Offering Memorandum, there shall not have been any change in the capital stock or short-term debt (other than in the ordinary course of business) or long-term debt of the Company, any of the Subsidiaries, New West or any of the New West Subsidiaries nor any change which could reasonably be expected to have a Material Adverse Effect otherwise than as set forth or contemplated in the Final Offering Memorandum, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Notes on the terms and in the manner contemplated in the Final Offering Memorandum.

          (j)  Subsequent to the execution and delivery of this Agreement,
     (i) there shall have been no declaration of war by the Government of the United States, (ii) there shall not have occurred any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or other calamity or crisis, the effect of which is such as to make it, in the reasonable judgment of the Initial Purchasers, impracticable to market the Securities or to enforce contracts for the resale of Securities and
     (iii) no event shall have occurred resulting in (A) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market being suspended or limited or minimum or maximum prices being generally established on such exchange or market, or (B) additional material governmental restrictions, not in force on the date of this Agreement, being imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority or (C) a general banking moratorium being declared by either Federal or New York authorities.

          (k) The Issuers shall have furnished or caused to be furnished to you at the Delivery Date any additional certificates signed by officers of the Issuers, reasonably satisfactory to you as to such matters as you may reasonably request.

          (l) On the Delivery Date, the Initial Purchasers shall have received the Registration Rights Agreement executed by each of the Issuers (other than New West and the New West Subsidiaries) and such agreement shall be in full force and effect at all times from and after the Delivery Date.

          (m) On the Delivery Date, the Indenture shall have been duly executed and delivered by each Issuer (other than New West and the New West Subsidiaries) and the Trustee, and the Notes shall have been duly executed by the Company and shall have been duly authenticated by the Trustee.

          (n) On the Delivery Date, Guarantees shall have been duly executed and delivered by the Guarantors (other than New West and the New West Subsidiaries).

          (o) Before or on the Delivery Date, the Company and the Guarantors (other than New West and the New West Subsidiaries) shall have entered into the New Credit Agreement on terms and conditions described in the Final Offering Memorandum or that are satisfactory to the Initial Purchasers.

          (p) The Company and the Guarantors shall have duly executed and delivered this Agreement (other than New West and the New West Subsidiaries).

          (q) On the Delivery Date, the Initial Purchasers shall have received a true and correct copy of the Merger Agreement and any schedules and amendments thereto, and there shall have been no material amendments, alterations, modifications or waivers of any provisions of the Merger Agreement since the date of this Agreement.

          (r) All actions contemplated by the Merger Agreement to be consummated on or prior to the Delivery Date shall have been consummated in accordance with the provisions of such agreement.

          8. (a) The Issuers jointly and severally agree to indemnify and hold harmless the Initial Purchasers against any losses, claims, damages or liabilities ("LOSSES") to which the Initial Purchasers may become subject, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Memorandum, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse the Initial Purchasers for any legal or other expenses reasonably incurred by the Initial Purchasers in connection with investigating, preparing to defend, defending or appearing as a third-party witness in connection with any such action or claim; PROVIDED FURTHER, HOWEVER, that the Issuers shall not be liable to the Initial Purchasers in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission relating to the Initial Purchasers made in any Memorandum, or such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchasers expressly for use therein; PROVIDED, HOWEVER, that the foregoing indemnity with respect to the Preliminary Offering Memorandum shall not inure to the benefit of the Initial Purchasers if the person asserting such losses, claims, damages or liabilities purchased Securities and (x) it is established in the related proceeding that such Initial Purchasers failed to send or give a copy of the Final Offering Memorandum to such person with or prior to the written confirmation of such sale (provided that the Issuers have complied with their obligations under Section 5(a) hereof) and (y) the untrue statement or omission or alleged untrue statement or omission was completely corrected in the Final Offering Memorandum and the Final Offering Memorandum does not contain any other untrue statement or omission or alleged untrue statement or omission that was the subject matter of the related proceeding.

          (b) In addition to any obligations of the Issuers under Section 8(a), each of the Issuers agrees that it shall perform its indemnification obligations under Section 8(a) (as modified by the last paragraph of this Section 8(b)), with respect to counsel fees and expenses and other expenses reasonably incurred by making payments within 45 days to the Initial Purchasers in the amount of the statements of the Initial Purchasers' counsel or other statements which shall be forwarded by the Initial Purchasers, and that it shall make such payments notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligation to reimburse the Initial Purchasers for such expenses and the possibility that such payments might later be held to have been improper by a court and a court orders return of such payments.

          The indemnity agreement in Section 8(a) shall be in addition to any liability which the Issuers may otherwise have and shall extend upon the same terms and conditions to each person, if any, who controls the Initial Purchasers within the meaning of the Securities Act or the Exchange Act, and to the officers, directors, partners, employees, representatives and agents of the Initial Purchasers or any such control person.

          (c) The Initial Purchasers will indemnify and hold harmless the Issuers against any Losses to which the Issuers may become subject, under the Securities Act, the Exchange Act, any federal or state statutory law or regulation, at common law or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Memorandum, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Memorandum or such amendment or supplement in reliance upon and in conformity with written information furnished to the Issuers by or on behalf of the Initial Purchasers relating to the Initial Purchasers expressly for use therein, and will reimburse the Issuers for any legal or other expenses reasonably incurred by the Issuers in connection with investigating, preparing to defend, defending or appearing as a third-party witness in connection with any such action or claim.

          In addition to any obligations of the Initial Purchasers under the preceding paragraph, each of the Initial Purchasers severally agrees that it shall perform its indemnification obligations under the preceding paragraph (as modified by the last paragraph of this Section 8(c)), with respect to counsel fees and expenses and other expenses reasonably incurred by making payments within 45 days to the Issuers in the amount of the statements of the Issuers' counsel or other statements which shall be forwarded by the Issuers, and that it shall make such payments notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligation to reimburse the Issuers for such expenses and the possibility that such payments might later be held to have been improper by a court and a court orders return of such payments.

          The indemnity agreement in this Section 8(c) shall be in addition to any liability which the Initial Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Issuers within the meaning of the Securities Act or the Exchange Act, and to the officers, directors, partners, employees, representatives and agents of the Issuers or any such control person.

          (d) Promptly after receipt by an indemnified party under Section 8(a) or 8(c) of notice of the commencement of any action (including any governmental investigation), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under Section 8(a) or 8(c) except to the extent it was unaware of such action and has been prejudiced in any material respect by such failure or from any liability which it may have to any indemnified party otherwise than under such Section 8(a) or 8(c). In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. If, however, (i) the indemnifying party has not authorized the employment of counsel for the indemnified party at the expense of the indemnifying party or (ii) an indemnified party shall have reasonably concluded that representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, and the indemnified party so notifies the indemnifying party, then the indemnified party shall be entitled to employ counsel different from counsel for the indemnifying party at the expense of the indemnifying party and the indemnifying party shall not have the right to assume the defense of such indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same set of allegations or circumstances. The counsel with respect to which fees and expenses shall be so reimbursed shall be designated in writing by the Initial Purchasers in the case of parties indemnified pursuant to
Section 8(a) and by the Issuers in the case of parties indemnified pursuant to Section 8(c).

          The Issuers shall not be liable for any settlement of any such action or proceeding effected without its prior written consent (not to be unreasonably withheld) and if settled with its written consent or if there is a final judgment for the plaintiff, the Issuers jointly and severally agree to indemnify and hold harmless the Initial Purchasers and each other person referred to in Section 8(b) to the extent provided herein. Without limiting the generality of the foregoing, no indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any such indemnified party is or has been threatened to be made a party and to which the indemnity herein is applicable; PROVIDED, HOWEVER, that an indemnifying party may effect such a settlement without the consent of the indemnified party if such settlement includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such proceeding or the indemnifying party indemnifies the indemnified party in writing and posts a bond for an amount equal to the maximum liability for all such claims as contemplated above.

          (e) In the event that the indemnity provided by Section 8(a) or 8(c) is unavailable or insufficient to hold harmless an indemnified party for the matters covered by such Sections for any reason, the Issuers and the Initial Purchasers shall contribute to the aggregate Losses to which they may be subject as an indemnifying party hereunder (after contribution from others) in such proportion so that the Initial Purchasers are responsible for the portion represented by the percentage that the total discounts and commissions paid to the Initial Purchasers appearing on the cover page of the Final Offering Memorandum bears to the total proceeds to the Issuers (net of discounts and commissions of the Initial Purchasers) appearing thereon and the Issuers jointly and severally are responsible for the remaining portion; PROVIDED, HOWEVER, that, in any such case, (x) the Initial Purchasers shall not be required to contribute any amount in excess of the Initial Purchasers' discount and commission applicable to the Securities and (y) no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to a contribution from any person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by the Initial Purchasers as result of this Section 8(e) shall be deemed to include any legal or other expenses reasonably incurred by the Initial Purchasers or the Issuers, as the case may be, in connection with investigating, preparing to defend or defending any such claim.

          9. The respective indemnities, agreements, representations, warranties and other statements of the Issuers and the Initial Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Initial Purchasers or any controlling person of the Initial Purchasers, the Issuers or an officer or director or controlling person of the Issuers and shall survive delivery of and payment for the Securities.

          10. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers by notice given to and received by the Issuers prior to delivery of and payment for the Securities, if, prior to that time, any of the events described in Section 7(d), 7(i), or 7(j) shall have occurred or if the Initial Purchasers shall decline to purchase the Securities for any other reason permitted under this Agreement.

          11. If (a) the Issuers shall fail to tender the Notes for delivery to the Initial Purchasers (other than by reason of a default by the Initial Purchasers) or (b) the Initial Purchasers shall decline to purchase the Securities for any reason permitted under this Agreement (including the termination of this Agreement pursuant to Section 10), the Issuers shall reimburse the Initial Purchasers for the reasonable fees and expenses of their counsel and for such other reasonable out-of-pocket expenses as shall have been incurred by them in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Issuers shall pay the full amount thereof to the Initial Purchasers.

          12. All statements, requests, notices and agreements hereunder shall be in writing or by written telecommunication, and shall be sufficient in all respects if delivered or sent by registered mail, if to the Initial Purchasers, to Schroder & Co., Inc., NationsBanc Montgomery Securities LLC, First Union Capital Markets, c/o Schroder & Co. Inc. at 787 Seventh Avenue, New York, NY 10019, Attention: High Yield Department; and if to the Issuers, to National Vision Associates, Ltd., 296 Grayson Highway, Lawrenceville, GA 30045-5737, Attention: Chief Executive Officer.

          13. This Agreement shall be binding upon, and inure solely to the benefit of, you, the Issuers and, to the extent provided in Section 8 hereof, controlling persons, officers, directors, partners, employees, representatives and agents referred to in Section 8, and their respective heirs, executors, administrators, successors and assigns, and no other per-son shall acquire or have any right under or by virtue of this Agreement.

No purchaser of any of the Securities from the Initial Purchasers shall be deemed a successor or assign by reason merely of such purchase.

          14.  Time shall be of the essence of this Agreement.

          15. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE U.S. FEDERAL COURTS SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE INDENTURE OR THE REGISTRATION RIGHTS AGREEMENT. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE INITIAL PURCHASERS TO BRING PROCEEDINGS AGAINST THE COMPANY AND/OR ANY GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

          16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

          17. Each Guarantor, by its execution and delivery of a counterpart to this Agreement, agrees that it shall be jointly and severally liable for all obligations and liabilities of the Company hereunder.

          If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among you, the Company and the Guarantors.

                               Very truly yours,

                               THE COMPANY:

                               NATIONAL VISION ASSOCIATES, LTD.


                               By: /s/ Mitchell Goodman
                                   ------------------------------
                                   Name:  Mitchell Goodman
                                   Title: Vice President


                               THE GUARANTORS:

                               MIDWEST VISION, INC.


                               By: /s/ Mitchell Goodman
                                   ------------------------------
                                   Name:  Mitchell Goodman
                                   Title: Vice President


                               NVAL HEALTHCARE SYSTEMS, INC.


                               By: /s/ Mitchell Goodman
                                   ------------------------------
                                   Name:  Mitchell Goodman
                                   Title: Vice President


                               INTERNATIONAL VISION ASSOCIATES,
                               LTD.


                               By: /s/ Mitchell Goodman
                                   ------------------------------
                                   Name:  Mitchell Goodman
                                   Title: Vice President

                               FRAME-N-LENS OPTICAL, INC.


                               By: /s/ Mitchell Goodman
                                   ------------------------------
                                   Name:  Mitchell Goodman
                                   Title: Vice President


                               VISION ADMINISTRATORS, INC.


                               By: /s/ Mitchell Goodman
                                   ------------------------------
                                   Name:  Mitchell Goodman
                                   Title: Vice President

                               NW ACQUISITION CORP.


                               By: /s/ Mitchell Goodman
                                   ------------------------------
                                   Name:  Mitchell Goodman
                                   Title: Vice President


                               INTERNATIONAL VISION ASSOCIATES
                               OF CANADA LTD.


                               By: /s/ Mitchell Goodman
                                   ------------------------------
                                   Name:  Mitchell Goodman
                                   Title: Vice President


                               INTERNATIONAL VISION ASSOCIATES
                               OF ONTARIO LTD.


                               By: /s/ Mitchell Goodman
                                   ------------------------------
                                   Name:  Mitchell Goodman
                                   Title: Vice President

                               FAMILY VISION CENTERS, INC.


                               By: /s/ Mitchell Goodman
                                   ------------------------------
                                   Name:  Mitchell Goodman
                                   Title: Vice President


Accepted as of the date hereof:

SCHRODER & CO. INC.


By:  /s/ William T. Clay IV
     ---------------------------
     Name:  William T. Clay, IV
     Title: Director


NATIONSBANC MONTGOMERY SECURITIES LLC


By:  /s/ Bruce R. Thompson
     ---------------------------
     Name:  Bruce R. Thompson
     Title: Managing Director


FIRST UNION CAPITAL MARKETS


By:  /s/ Kevin A. Smith
     ---------------------------
     Name:  Kevin A. Smith
     Title: Vice President

                               The foregoing Purchase Agreement is hereby agreed to and accepted as of the date of such
                               Agreement:


                               Date:    October 23, 1998


                               The Guarantors:

                               NEW WEST EYEWORKS, INC.


                               By:  /s/ Mitchell Goodman
                                   Name: Mitchell Goodman
                                   Title:


                               ALEXIS HOLDING COMPANY, INC.


                               By:  /s/ Mitchell Goodman
                                   Name: Mitchell Goodman
                                   Title:


                               VISTA EYECARE NETWORK, LLC


                               By: /s/ Mitchell Goodman
                                   Name: Mitchell Goodman
                                   Title:

                                 Schedule IA
                                 -----------

                            Company Subsidiaries
                            --------------------

          International Vision Associates, Ltd.

          Mexican Vision Associates, S.A. de C.V.

          Mexican Vision Associates Operadora, S. de R.L. de C.V.

          Mexican Vision Associates Servicios, S. de R.L. de C.V.

          Midwest Vision, Inc.

          NVAL Healthcare Systems, Inc.

          NVAL Visioncare Systems of California, Inc.

          NVAL Visioncare Systems of North Carolina, Inc.

          Frame-n-Lens Optical, Inc.

          Vision Administrators, Inc.

          ProCare Eye Exam, Inc.

          Family Vision Centers, Inc.

          NW Acquisition Corp.

          National Vision Associates of Canada Ltd.

          International Vision Associates of Canada Ltd.

          International Vision Associates of Ontario Ltd.

          International Vision Associates (Netherlands) B.V.

          CECIVA B.V.

          Czech Vision Associates s.r.o.

          Slovak Vision Associates s.r.o.

                                 Schedule IB
                                 -----------

                            New West Subsidiaries
                            ---------------------

          Alexis Holding Company, Inc.

          Vista Eyecare Network, LLC

                                 Schedule IC
                                 -----------

                           New West Joint Venture
                           ----------------------

          Eye Care Partners

                                 Schedule II
                                 -----------


                                                   Principal Amount
          Initial Purchaser                            of Notes
          -----------------                        ----------------

          Schroder & Co. Inc.                       $   75,000,000
          NationsBanc Montgomery Securities LLC         25,000,000
          First Union Capital Markets                   25,000,000
                                                     -------------

                    Total  . . . . . . . . . . . .  $  125,000,000
                                                     =============

                                                                Exhibit A to
                                                          Purchase Agreement
                                                          ------------------

                        Registration Rights Agreement
                        -----------------------------

                                                                Exhibit B to
                                                          Purchase Agreement
                                                          ------------------

                                                   1
                         Opinion of Company Counsel
                         -------------------------

         1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Georgia, with all necessary corporate power and authority to own its properties and to conduct its business as described in each Memorandum. Except as described in the Final Offering Memorandum, each of the domestic Subsidiaries is wholly owned directly or indirectly by the Company and each of the New West Subsidiaries is wholly owned directly or indirectly by New West. Each of the domestic Subsidiaries, New West and the New West Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with all necessary corporate power and authority to own its properties and conduct its business as described in the Final Offering Memorandum. To our best knowledge, none of the Company, the Subsidiaries, New West, or the New West Subsidiaries owns, directly or indirectly, any shares of capital stock or any other equity or long-term debt securities or has any equity interest in any firm, partnership, joint venture or other entity (except for the Subsidiaries and the New West Subsidiaries). Each of the Company, the Subsidiaries, New West and the New West Subsidiaries is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of the respective jurisdictions listed in Schedule A attached hereto. The preceding sentence is based solely upon certificates provided by agencies of those jurisdictions, copies of which have been delivered to the Initial Purchasers or their counsel, and is limited to the meaning ascribed to such certificates by each applicable agency.

         2. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued (without expressing any opinion with respect to compliance with federal and state securities laws), are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights and the issuance of the Securities and the consummation of the transactions contemplated by the Offering Documents and the Final Offering Memorandum do not give any person the right to require registration of any securities of the Company, any Subsidiary, New West or any New West Subsidiary whether under any registration statement filed


_________________________
1 Capitalized terms not defined herein have the meaning given to them in the Purchase Agreement.

pursuant to the Registration Rights Agreement (other than as expressly permitted thereby) or otherwise.

         3. As of the date of the Final Offering Memorandum, the Company had authorized capital stock consisting of 100,000,000 shares of Common Stock, $0.01 par value, with attached rights to purchase Preferred Stock upon the occurrence of certain events, and 500,000 shares of Preferred
Stock, $1.00 par value. Except as described in the Final Offering Memorandum, all of the issued and outstanding shares of capital stock of each domestic Subsidiary, New West and each New West Subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable, were not issued in violation of preemptive or similar rights, to our knowledge are owned, with respect to the domestic Subsidiaries (other than New West and the New West Subsidiaries), by the Company or a Subsidiary and, with respect to the New West Subsidiaries, by New West, free and clear of all Liens, and, with respect to the domestic Subsidiaries, New West and the New West Subsidiaries, to our knowledge will be owned upon consummation of the Merger free and clear of all Liens. Except as described in the Final Offering Memorandum, there are no outstanding options, warrants or other rights to acquire, or instruments convertible into or options to acquire, or instruments convertible into or exchangeable or, any shares of capital stock of the Company, any domestic Subsidiary, New West or any New West Subsidiary.

         4. The Company, the Guarantors, New West and the New West Subsidiaries have all requisite corporate power and authority (to the extent a party thereto) to execute, deliver and perform their obligations under the Offering Documents, the Merger Agreement and the New Credit Agreement and to consummate the transactions contemplated thereby, including the Tender Offer and the Merger.

         5. The Purchase Agreement has been duly and validly authorized, executed and delivered by the Company and each Guarantor (other than the execution and delivery by New West and the New West Subsidiaries), and (assuming due authorization, execution and delivery by the Initial Purchasers) is a legally valid and binding agreement of the Company and each Guarantor (or, in the case of New West and the New West Subsidiaries, will be, when executed and delivered thereby).

         6. The Indenture has been duly and validly authorized, executed and delivered by the Company and each Guarantor (other than the execution and delivery by New West and the New West Subsidiaries) and assuming due authorization, execution and delivery by the Trustee, is a legally valid and binding agreement of the Company and each Guarantor (or, in the case of New West and the New West Subsidiaries, will be, when executed and delivered thereby) enforceable against the Company and each Guarantor in accordance with its terms, except (i) that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting creditors' rights generally and (ii) for general principles of equity, including without limitation, concepts of reasonableness, good faith and fair dealing and the possible unavailability of specific performance ot injunctive relief (regardless of whether in a proceeding in equity or at law). The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "TIA"). The Indenture conforms in all material respects to the description thereof in the Final Offering Memorandum.

        7. The Notes have been duly and validly authorized and executed by the Company and, assuming due authentication by the Trustee, when delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, will be legally valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except
(i) that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting creditors' rights generally and (ii) for general principles of equity, including without limitation, concepts of reasonableness, good faith and fair dealing and the possible unavailability of specific performance ot injunctive relief (regardless of whether considered in a proceeding in equity or at law). The Notes conform in all material respects to the description thereof contained in the Final Offering Memorandum, and are in the form contemplated by the Indenture.

        8. The Guarantees to be endorsed on the Notes by each Guarantor have been duly and validly authorized, executed and delivered in accordance with the terms of the Indenture by each Guarantor (other than the execution and delivery by New West and the New West Subsidiaries), and each is the legally valid and binding obligation of such Guarantor (or, in the case of New West and the New West Subsidiaries, will be, when executed and delivered thereby), entitled to the benefits of the Indenture and enforceable against such Guarantor in accordance with their terms, except (i) that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting creditors' rights generally and (ii) for general principles of equity, including without limitation, concepts of reasonableness, good faith and fair dealing and the possible unavailability of specific performance ot injunctive relief (regardless of whether considered in a proceeding in equity or at law). The Guarantees conform in all material respects to the description thereof contained in the Final Offering Memorandum.

        9. The Exchange Notes and the Private Exchange Notes have been duly and validly authorized by the Company and the respective guarantees thereof have been duly and validly authorized by each Guarantor and, when executed, authenticated and delivered in accordance with the terms of the Indenture and the Registration Rights Agreement, will be legally valid and binding obligations of the Company, with respect to the Exchange Notes and the Private Exchange Notes, and each Guarantor, with respect to the respective guarantees thereof, entitled to the benefits of the Indenture and enforceable against the Company and each Guarantor in accordance with their terms, except (i) that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting creditors' rights generally and (ii) for general principles of equity, including without limitation, concepts of reasonableness, good faith and fair dealing and the possible unavailability of specific performance ot injunctive relief (regardless of whether considered in a proceeding in equity or at law).

        10. The Registration Rights Agreement has been duly and validly authorized, executed and delivered by the Company and each Guarantor (other than the execution and delivery by New West and the New West Subsidiaries) and is a legally valid and binding agreement of the Company and each Guarantor (or, in the case of New West and the New West Subsidiaries, will be, when executed and delivered thereby), enforceable against the Company and each Guarantor in accordance with its terms, except that (i) the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting creditors' rights generally, (ii) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding in equity or at law) and (iii) rights to indemnity may be limited by state or federal laws relating to securities or by policies underlying such laws. The Registration Rights Agreement conforms in all material respects to the description thereof contained in the Final Offering Memorandum.

        11. The New Credit Agreement has been duly and validly authorized, executed and delivered by the Company and each of the Guarantors (other than the execution and delivery by New West and the New West Subsidiaries), will constitute a valid and legally binding agreement of the Company and each of the Guarantors (or, in the case of New West and the New West Subsidiaries, will be, when executed anddelivered thereby), enforceable against the Company and each of the Guarantors in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought. The New Credit Facility conforms in all material respects to the description thereof contained in the Final Offering Memorandum.

        12. The Merger Agreement has been duly and validly authorized by the Company, NW Acquisition Corp. and New West and constitutes a valid and legally binding agreement of the Company, NW Acquisition Corp. and New West, enforceable against the Company, NW Acquisition Corp. and New West inaccordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (iii) limitations, in whole or in part, with respect to rights to termination payments. The Merger Agreement conforms in all material respects to the description thereof contained in the Final Offering Memorandum.

        13. None of the Company, the domestic Subsidiaries, New West or the New West Subsidiaries is in violation of its certificate of incorporation (or similar organizational document).

        14. The execution, delivery and performance by the Company and the Guarantors (including New West and the New West Subsidiaries upon the consummation of the Tender Offer and the Merger, as applicable) of the Offering Documents, the Merger Agreement and the New Credit Agreement and the consummation of the transactions contemplated thereby and by the Final Offering Memorandum will not (i) violate any provision of the certificate of incorporation or the by-laws of the Company, any of the domestic Subsidiaries, New West or any of the New West Subsidiaries, (ii) conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (or, with notice or passage of time or both, constitute a default under), any "Material Contract" (defined as an indenture, mortgage, deed of trust, license, permit, loan agreement, lease or other agreement or instrument, in the case of Frame-n-Lens Optical, Inc. ("FNL") and its subsidiaries, listed on Schedule B hereto, and, in the case of the Company, the domestic Subsidiaries, New West and the New West Subsidiaries (other than FNL and its subsidiaries), filed with the Securities and Exchange Commission as exhibits to the respective Forms 10-K of Company and New West for their 1997 fiscal years) to which the Company, any of the domestic Subsidiaries, New West or any of the New West Subsidiaries is a party or by which any of them or any of their respective properties or assets is bound or is subject, except to the extent any such conflict, breach, violation or default, singly or in the aggregate with all other such conflicts, breaches, violations and defaults, would not have a Material Adverse Effect, (iii) violate any order known to such counsel or any Georgia or California (as applicable) or federal or Delaware General Corporation Law ("Applicable") statute, rule or regulation of any Applicable court or governmental agency or body having jurisdiction over the Company, any of the domestic Subsidiaries, New West or any of the New West Subsidiaries or any of their properties or assets or (iv) result in or require the creation or imposition of any Lien, pursuant to any Material Contract or pursuant to any Applicable statute, rule or regulation, upon or with respect to any of the properties of the Company, any of the domestic Subsidiaries, New West or any of the New West Subsidiaries, except pursuant to the terms of the Indenture. No consent, approval, authorization, order, registration or qualification of or with any Applicable court or governmental agency or body is required for the issue and sale of the Notes or the Guarantees to the Initial Purchasers in the manner described in the Final Offering Memorandum and the consummation of the other transactions contemplated by the Purchase Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the offer and sale of the Notes and except as have been or, by the Delivery Date, shall have been obtained.

        15. To our knowledge, there are no legal or governmental proceedings pending to which the Company or any of the domestic Subsidiaries, New West or any of the New West Subsidiaries is a party or of which any of their respective properties or assets is the subject which, if determined adversely, would singly or in the aggregate have a Material Adverse Effect or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Notes or the Guarantees to be sold pursuant to the Purchase Agreement or the consummation of the transactions described in or contemplated by the Offering Documents or the Final Offering Memorandum. To our knowledge, there are no legal or governmental proceedings involving or affecting the Company, the Subsidiaries, New West or any of the New West Subsidiaries or any of their properties or assets that would be required to be described in a prospectus on Form S-1 pursuant to the Securities Act that are not described in the Final Offering Memorandum, nor are there any material contracts or other documents that would be required to be described in a prospectus on Form S-1 pursuant to the Securities Act that are not described in the Final Offering Memorandum.

        16. The statements set forth under the headings "Risk Factors," "Business-Relationship with Host Companies," "Business-Government Regulation," "Business-Trade Names and Trademarks," "Business-Properties," "Business-Environmental Matters," "Business-Legal Proceedings," "The New West Acquisition," "Description of New Credit Facility" and "Description of the Notes" in the Final Offering Memorandum, insofar as such statements constitute a summary of legal matters, documents, proceedings or conclusions of law referred to therein, fairly present in all material respects such legal matters, documents, proceedings and conclusions.

        17. Assuming that the proceeds of the Offering will be applied as described in the Final Offering Memorandum under the caption "Use of Proceeds," consummation of the Offering, the Tender Offer, the Merger and the other transactions contemplated by the Offering Documents and the Final Offering Memorandum, will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

        18. Neither the Company nor any of the Subsidiaries is, or will be after the consummation of Offering, the Tender Offer, the Merger and the other transactions contemplated by the Offering Documents and the Final Offering Memorandum, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act.

        19. Assuming (i) the accuracy of and compliance with the representations, warranties and agreements of the Initial Purchasers in
Section 4 of the Purchase Agreement, (ii) the accuracy of and compliance with the representations, warranties and agreements of the Company set forth in the Purchase Agreement and (iii) the offer, sale and delivery of the Notes and the Guarantees are made as contemplated by the Purchase Agreement and the Final Offering Memorandum, neither registration of the Notes or the Guarantees under the Securities Act nor qualification of the Indenture under the TIA is required in connection with the offer, sale and delivery of the Notes and the Guarantees to the Initial Purchasers.

        Such counsel shall also state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the Initial Purchasers and counsel for the Initial Purchasers and representatives of the independent public accountants of the Company at which the contents of each Memorandum and related matters were discussed, and that, although such counsel has not independently verified the accuracy, completeness or fairness of the statements contained therein, nothing has come to the attention of such counsel which would lead such counsel to believe that the Final Offering Memorandum, as of its date or as of the Delivery Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need not make any comment with respect to the financial statements and the notes thereto and the other financial and statistical information or data included in the Final Offering Memorandum).